Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2022 Long-Term Incentive Plan and the 2022 Employee Stock Purchase Plan of Skyward Specialty Insurance Group, Inc. of our report dated April 1, 2024, with respect to the consolidated financial statements of Skyward Specialty Insurance Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

April 5, 2024